Duff & Phelps

CONFIDENTIAL - DRAFT

Preliminary Findings

Presentation to the Special Committee of the Board of Directors of Isramco, Inc.

November 26, 2018

Table of Contents

Section 1.

Public Market Data

Public Market Data

Isramco Organizational Structure


J.O.E.L. Jerusalem Oil Exploration Ltd. ("JOEL")
64.60%
12.13%
Naphtha
58.61%
Isramco
Jay Management Company LLC
Isramco Onshore, LLC
AAA Well Service, LLC
AAA Oilfield Services LLC (d/b/a AAA Wireline)
Tamar Royalties LLC
Arrow Midstream LLC
Isramco Energy, LLC
Isramco Resources, LLC
Jay Petroleum LLC
Field Trucking and Services LLC
Entity analyzed by Duff & Phelps

Public Market Data

Enterprise Value and Market Capitalization

Public Market Data	
($ in millions)	
Enterprise Value (1)	**$403.4**
Plus: Cash (2)	$10.6
Less: Debt (2)	(85.7)
Equity Value	$328.4
Market Capitalization (1)	**$336.2**

(1) As of November 23, 2018
(2) As of September 30, 2018

Section 2.

Valuation Methodologies

Valuation Methodologies

- **U.S. Onshore Assets:**
  - Isramco Energy, LLC
    - Discounted Cash Flow Analysis
  - Isramco Resources, LLC
    - Discounted Cash Flow Analysis
  - Jay Petroleum LLC
    - Discounted Cash Flow Analysis

- **U.S. Oilfield Services**
  - Multiple applied to the segment's annualized year-to-date September 30, 2018 EBITDA

- **Tamar ORRI:**
  - Discounted Cash Flow Analysis using a range of discount rates (calculated discount rates, Delek Royalty, Tamar Petroleum)

Appendices

Appendix I

Outstanding Items / Follow-Up Questions

Outstanding Items / Follow-Up Questions

- **Outstanding Items:**
  1. Detailed capitalization table for Isramco Negev 2 Limited Partnership
  2. Detailed capitalization table of Isramco in order to understand the relationship between:
     - (i) Naptha Holding Ltd.
     - (ii) Worth Venture Partners, LLC (appears to own approximately 52.69% of the outstanding shares of Isramco as of September 30, 2018), and
     - (iii) J.O.E.L. Jerusalem Oil Exploration Ltd.
- **Follow-Up Questions**
  1. Are financial projections available for the U.S. Oilfield Services business segment?
     - If segment-level projections are not available, has the Company prepared a 2019 budget, ideally including both revenue and EBITDA?
  2. Details of unexploited mineral rights held by the Company, particularly in the Mediterranean
  3. Details of variance between SEC Filings and Partnership Reports regarding the expected value of the Tamar Arbitration
     - This figure is $45 million in Isramco's SEC Filings and $71 million as of the most recent Partnership Report

Appendix II

Isramco Trading Analysis

Isramco Trading Analysis

Trading Summary

Isramco, Inc. - Common Stock Overview

Stock Price as of November 23, 2018	$123.70
Stock Price as of November 23, 2017	120.00
Stock Price as of November 23, 2016	116.00
30-Day Volume Weighted Average Price ("VWAP")	$116.32
60-Day VWAP	119.38
90-Day VWAP	119.48
52-Week Average Closing Price	$112.73
52-Week High Closing Price (9/20/2018)	125.50
52-Week Low Closing Price (3/9/2018)	94.65
104-Week Average Closing Price	$114.90
104-Week High Closing Price (1/13/2017)	129.05
104-Week Low Closing Price (3/9/2018)	94.65

(1) Based on the latest available data through S&P CapitalIQ

Source: Bloomberg, SEC Filings, and Capital IQ

Isramco, Inc. - Historical Daily Trading Volume (In Thousands)

One-Week Average	0	Two-Week Average	0	One-Month Average	0
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%
% of Float	0.0%	% of Float	0.0%	% of Float	0.1%
Two-Month Average	1	Six-Month Average	1	One-Year Average	1
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%
% of Float	0.1%	% of Float	0.1%	% of Float	0.1%
Two-Year Average	1	Three-Year Average	1	Four-Year Average	1
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%
% of Float	0.2%	% of Float	0.2%	% of Float	0.2%
Total Shares Outstanding (1)	2,718				
Public Float Shares	733				
Public Float %	27.0%				

Isramco Trading Analysis

2-Year Trading History



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